UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2026

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Orlando Berges as Chief Financial Officer

On February 4, 2026, Mr. Orlando Berges announced his retirement as Executive Vice President and Chief Financial Officer (“CFO”) of First BanCorp. (the “Corporation”), the bank holding company of FirstBank Puerto Rico (“FirstBank” or the “Bank”), effective June 30, 2026. Mr. Berges has served as CFO of the Corporation since 2009 and served as Interim Chief Accounting Officer from February 2020 to October 2021.

It is expected that Mr. Berges will enter into a temporary consulting agreement with the Corporation upon his retirement pursuant to which he will provide advisory services to the Corporation. The details of Mr. Berges’ consulting agreement and his compensation arrangement in connection with his retirement are not available as of the date of this Current Report on Form 8-K.

Appointment of Said Ortiz as Chief Financial Officer

On February 4, 2026, the Board of Directors of the Corporation approved the appointment of Mr. Said Ortiz as Executive Vice President and CFO of the Corporation, effective July 1, 2026.

Mr. Ortiz, age 40, has served as Senior Vice President and Chief Accounting Officer of the Corporation since October 2021. He has over nineteen years of experience in public accounting and financial reporting, and he oversees the Corporation’s Accounting, Financial Reporting, and Tax functions. Before assuming his current role, Mr. Ortiz served as Senior Vice President and Corporate Comptroller from July 2019 to October 2021, and as Vice President and Assistant Comptroller from May 2017 to July 2019. Mr. Ortiz was initially employed by FirstBank in 2013 as Vice President and Assistant Comptroller, a position he resumed when he returned to FirstBank in May 2017. Prior to his return to FirstBank, Mr. Ortiz worked at Ernst & Young LLP as a Senior Manager from March 2015 to May 2017, where he led complex audits and transactions across multiple industries. Before joining the Corporation in 2013, he served as a Manager at KPMG LLP from September 2007 to January 2013. Mr. Ortiz is a Certified Public Accountant and a member of the Puerto Rico Society of Certified Public Accountants. Mr. Ortiz holds a Bachelor’s degree in Business Administration with a major in Accounting from the University of Puerto Rico.

There are no family relationships between any of the Corporation’s directors or officers and Mr. Ortiz that are required to be disclosed under Item 401(d) of Regulation S-K. In addition, Mr. Ortiz does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

The details of Mr. Ortiz’s compensation arrangements in connection with his promotion as CFO of the Corporation are not available as of the date of this Current Report on Form 8-K.

On February 9, 2026, the Corporation issued a press release in connection with the matters described in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated February 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026	First BanCorp.

	By:	/s/ Sara Alvarez Cabrero
	Name:	Sara Alvarez Cabrero
	Title:	EVP and General Counsel